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                                                             EXHIBIT 4(b) & 4(c)

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                               HECHINGER COMPANY

                                      and

                           FIRST UNION NATIONAL BANK
                           OF NORTH CAROLINA, Trustee

                                   ----------

                       FIRST SUPPLEMENTAL TRUST INDENTURE


                          Dated as of January 31, 1997

                                   ----------

                         Amending and Supplementing the

                                Trust Indenture

                          Dated as of October 1, 1992



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                       FIRST SUPPLEMENTAL TRUST INDENTURE

                 THIS FIRST SUPPLEMENTAL TRUST INDENTURE dated as of January 31, 1997 (the "First Supplemental Indenture"), by and between HECHINGER COMPANY (the "Company"), a Delaware corporation, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association duly incorporated and existing under the laws of the United States of America (the "Trustee"), the trustee under the Trust Indenture dated as of October 1, 1992 (the "Original Indenture") between the Company and the Trustee, amends and supplements the Original Indenture.

                 Terms used and not defined herein have the same meanings as in the Original Indenture.

                                    Recitals

                 A. The definition of "Corporate Trust Office" set forth in Section 1.1 of the Original Indenture reads in its entirety as follows:

                          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located in the City of Charlotte, North Carolina.

                 B. Section 3.2 of the Original Indenture reads in its entirety as follows:

                          SECTION 3.2 Offices for Payments, etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in the City of Charlotte, North Carolina and/or the Borough of Manhattan, City of New York, an office or agency where the Registered Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section 2.3 and where the Registered Securities of each series may be presented for registration of transfer as in this Indenture provided.





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                          If any Unregistered Securities are to be issued
         hereunder, the Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment.
         No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in Dollars of Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer maintained in the City of Charlotte, North Carolina and/or the Borough of Manhattan, City of New York, if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

                          The Issuer will maintain in the City of Charlotte, North Carolina and/or the Borough of Manhattan, City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of any series, the Coupons appertaining thereto or this Indenture may be served.

                          The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in the City of Charlotte, North Carolina and/or Borough of Manhattan, City of New York, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee at its Corporate Trust Office to receive all such presentations, demands and notices.





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                          The Issuer may from time to time designate one or
         more additional offices or agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.3 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

                 C. Section 6.9 of the Original Indenture reads in its entirety as follows:

                          SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $5,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have its principal place of business in the City of Charlotte, North Carolina or the Borough of Manhattan, The City of New York if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.





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                          The provisions of this Section 6.9 are in furtherance
         of and subject to Section 310(a) of the Trust Indenture Act of 1939.

                 D. Section 8.1 of the Original Indenture provides, among other things, that the Company and the Trustee may from time to time and at any time, without the consent of the holders of any of the Debentures at the time outstanding, enter into indentures supplemental to the Original Indenture to make any other provisions as the Company may deem necessary or desirable if such actions shall not adversely affect the interests of the Holders of the Securities or Coupons. Section 8.4 of the Original Indenture provides that the Trustee may rely upon an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of the Original Indenture.

                 E. The Company desires to enter into this First Supplemental Indenture to expand the number of corporations potentially eligible to be Trustee by amending Sections 1.1, 3.2 and 6.9 of the Original Indenture as hereinafter provided.

                 F. By its execution and delivery of this First Supplemental Indenture, the Trustee acknowledges its receipt of and reliance upon the Officer's Certificate and Opinion of Counsel attached hereto, which Officer's Certificate and Opinion of Counsel are acceptable to the Trustee, to the effect that this First Supplemental Indenture complies with the provisions of the Original Indenture.

                 NOW, THEREFORE, in consideration of the premises, the Company and the Trustee agree as follows:

         1. Amendment of Section 1.1 of Original Indenture. The definition of "Corporate Trust Office" in Section 1.1 of the Original Indenture is hereby amended to read in its entirety as follows:

                          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered.





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         2.      Amendment of Section 3.2 of Original Indenture.  Section 3.2
of the Original Indenture is hereby amended to read in its entirety as follows:

                          SECTION 3.2 Offices for Payments, etc. So long as any Registered Securities are authorized for issuance pursuant to this Indenture or are outstanding hereunder, the Issuer will maintain in a city located inside the United States, an office or agency where the Registered Securities of each series may be presented for payment, where the Securities of each series may be presented for exchange as is provided in this Indenture and, if applicable, pursuant to Section
         2.3 and where the Registered Securities of each series may be presented for registration of transfer as in this Indenture provided.

                          If any Unregistered Securities are to be issued hereunder, the Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of such series are listed) where the Unregistered Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment.
         No payment on any Unregistered Security or Coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in Dollars of Unregistered Securities of any series and Coupons appertaining thereto which are payable in Dollars may be made at an agency of the Issuer maintained in a city located inside the United States, if such payment in Dollars at each agency maintained by the Issuer outside the United States for payment on such Unregistered Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

                          The Issuer will maintain in a city located inside the United States, an office or agency where notices and demands to or upon the Issuer in respect of the Securities of





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         any series, the Coupons appertaining thereto or this Indenture may be served.

                          The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee and the Issuer hereby appoints the Trustee at its Corporate Trust Office to receive all such presentations, demands and notices.

                          The Issuer may from time to time designate one or more additional offices or agencies where the Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Securities of that series may be presented for exchange as provided in this Indenture and pursuant to Section 2.3 and where the Registered Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

         3. Amendment of Section 6.9 of Original Indenture. Section 6.9 of the Original Indenture is hereby amended to read in its entirety as follows:

                          SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $5,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to





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         law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

                          The provisions of this Section 6.9 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.

         4. Indenture to Remain in Effect. Except as amended by this First Supplemental Indenture, the Original Indenture shall remain in full force and effect in accordance with its terms.

                 IN WITNESS WHEREOF, the Company and the Trustee have executed and delivered this First Supplemental Indenture as of the date first above written.


                                  HECHINGER COMPANY

Attest:


/S/ Mark R. Adams                 By:  /S/ W. Clark McClelland
-----------------------------          -----------------------------------
Name: Mark R. Adams                    Name: W. Clark McClelland
     ------------------------               ------------------------------
Title: Senior Vice President,          Title: Executive Vice President and
      -----------------------                -----------------------------
      Treasurer and Secretary                 Chief Financial Officer
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(Seal)

                                  FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA, Trustee

Attest:


/S/ Marion Stratakos              By:  /S/ Shannon Stahel
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Name: Marion Stratakos                 Name: Shannon Stahel
     --------------------                   -------------------------
Title: Vice President                  Title: Trust Officer
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(Seal)





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                                Acknowledgements


STATE OF Maryland                          )
         -----------------                 ) SS:
COUNTY OF Prince Georges                   )
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                 On this 30th day of January, 1997, before me, the undersigned
Notary Public, personally appeared W. Clark McClelland, who acknowledged himself to be the Executive Vice President and Chief Financial Officer of Hechinger Company, a Delaware corporation and that he as such officer, being authorized to do so, executed the foregoing First Supplemental Trust Indenture for the purposes therein contained by signing the name of said corporation by himself as such officer.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           /S/ Lauri A. Rice
                                           ------------------------------------
                                           Notary Public

(SEAL)                                     My commission expires: 9-4-98
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STATE OF North Carolina                    )
         ----------------                  ) SS:
COUNTY OF Mecklenburg                      )
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                 On this 30th day of January, 1997, before me, the undersigned
Notary Public, personally appeared Shannon Stahel who acknowledged herself to be a Trust Officer of First Union National Bank of North Carolina and that she as such officer, being authorized to do so, executed the foregoing First Supplemental Trust Indenture for the purposes therein contained by signing the name of said bank by herself as such officer.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                           /S/ Lisa L. Starnes
                                           ------------------------------------
                                           Notary Public

                                           My Commission expires: 7-3-2001
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(SEAL)




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